Exhibit 99.1

NEWS RELEASE

January 16, 2025

HELMERICH & PAYNE COMPLETES ACQUISITION OF KCA DEUTAG

TULSA, Okla. – January 16, 2025 - Helmerich & Payne, Inc. (NYSE: HP) (“H&P” or the “Company”) today announced that it has completed its acquisition of KCA Deutag International Limited (“KCA Deutag”), establishing a global leader in onshore drilling.

President and CEO of H&P, John Lindsay, commented, “We are excited to complete this transformative acquisition and welcome KCA Deutag’s talented employees to H&P. Today marks an important milestone for our company, customers and shareholders as we create an organization with an enhanced global footprint, exceptional service capability and superior technology offering. We are focused on ensuring a seamless transition and delivering on the strategic and financial benefits of the transaction.”

Lindsay continued, “Over the past several months, team members across the company have been diligently working on the planning associated with this integration and providing excellent service to our customers. I am appreciative of and impressed by the entire team across our global operations for all of their hard work and commitment. I’d also like to thank KCA Deutag CEO Joseph Elkhoury for his support throughout this integration planning process and wish him the best in his future endeavors.”

With the acquisition of KCA Deutag, H&P expects to deliver near- and long-term growth and value creation by:

•	Accelerating the Company’s international growth strategy by significantly increasing its Middle East presence:

•	Enhancing scale and diversification, with a robust geographic and operational mix across U.S. and international crude oil and natural gas markets; and

•	Strengthening the Company’s cash flow with a more diversified and durable revenue stream.

As previously announced, H&P remains headquartered in Tulsa, Oklahoma, and John Lindsay continues to serve as President and CEO. Joseph Elkhoury, CEO of KCA Deutag, will not continue with H&P.

H&P expects to provide an updated outlook for fiscal year 2025 in connection with reporting fiscal first quarter 2025 results.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. is committed to delivering industry leading drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for our customers and returns for shareholders. With operations in the most resilient basins throughout the world, H&P delivers the technology and engineering solutions to ensure a secure, affordable and sustainable energy future. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. For more information, visit www.helmerichpayne.com.

HP Contacts:

Investor Relations

Dave Wilson, Vice President of Investor Relations

investor.relations@hpinc.com

(918) 588-5190

Media

Stephanie Higgins

Director of Communications

Stephanie.Higgins@hpinc.com

(918) 588-2670

Disclaimer:

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this news release are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “continue,” or the negative thereof or similar terminology, and such include, but are not limited to, statements regarding the anticipated benefits of the acquisition, the anticipated impact of the acquisition on the Company’s business and future financial and operating results, and statements regarding our future financial position, business strategy, prospects, and plans and objectives of management. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions, many of which are beyond our control and any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The inclusion of such statements should not be regarded as a representation that such plans, estimates, or expectations will be achieved. Factors that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements include, but are not limited to: our ability to achieve the strategic and other objectives relating to the acquisition; the risk that we are unable to integrate KCA Deutag’s operations in a successful manner and in the expected time period; and our ability to successfully manage the increased scale of our operations and expansion into new geographic operating regions.

Additional factors that could cause actual results to differ materially from our expectations or results discussed in the forward-looking statements, please refer to H&P’s 2024 Annual Report on Form 10-K, including under Part I, Item 1A— “Risk Factors” and Part II, Item 7— “Management’s Discussion and Analysis of Financial Condition and Results of Operations” thereof, as updated by subsequent reports we file with the Securities and Exchange Commission. All forward-looking statements included in this news release and all subsequent written and oral forward-looking statements, express or implied, are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Because of the underlying risks and uncertainties, we caution you against placing undue reliance on these forward-looking statements. We assume no duty to update or revise these forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

Helmerich & Payne uses its Investor Relations website as a channel of distribution of material company information. Such information is routinely posted and accessible on its Investor Relations website at www.helmerichpayne.com. Information on our website is not part of this release.